                                                                    EXHIBIT 99.1

4.  EXTRAORDINARY ITEM

As part of the third quarter 2001 refinancing (see Note 11), Equistar wrote off unamortized debt issuance costs and amendment fees of $3 million related to the early repayment of the $1.25 billion bank credit facility and reported the charge as an extraordinary loss on extinguishment of debt.

5.  RELATED PARTY TRANSACTIONS

Product Transactions with Lyondell--Lyondell purchases ethylene, propylene and benzene at market-related prices from Equistar under various agreements expiring in 2013 and 2014. Under the agreements, Lyondell is required to purchase 100% of its ethylene, propylene and benzene requirements for its Channelview and Bayport, Texas facilities, with the exception of quantities of one product that Lyondell is obligated to purchase under a supply agreement with an unrelated third party entered into prior to 1999 and expiring in 2015. In addition, a wholly owned subsidiary of Lyondell licenses MTBE technology to Equistar. Lyondell also purchases a significant portion of the MTBE produced by Equistar at one of its two Channelview units at market-related prices.

Product Transactions with Occidental Chemical--In connection with the contribution of Occidental Chemical assets to Equistar, Equistar and Occidental Chemical entered into a long-term agreement for Equistar to supply 100% of the ethylene requirements for Occidental Chemical's U.S. manufacturing plants. The pricing terms under the agreement between Equistar and Occidental Chemical are similar to the pricing terms under the ethylene sales agreement between Equistar and Lyondell. The ethylene raw material is exclusively for internal use in production at these plants, less any quantities up to 250 million pounds per year tolled in accordance with the provisions of the agreement. Upon three years notice from either party to the other, sales may be "phased down" over a period not less than five years. No phase down may commence before January 1, 2009. Therefore, the annual required minimum cannot decline to zero prior to December 31, 2013, unless certain specified force majeure events occur. In addition to ethylene, Equistar sells methanol, ethers, and glycols to Occidental Chemical. Equistar also enters into over-the-counter derivatives, primarily price swap contracts, for crude oil with Occidental Energy Marketing, Inc., a subsidiary of Occidental Chemical, to help manage its exposure to commodity price risk with respect to crude oil-related raw material purchases (see Note 13). Equistar also purchases various products from Occidental Chemical at market-related prices.

Product Transactions with Millennium Petrochemicals--Equistar sells ethylene to Millennium Petrochemicals at market-related prices pursuant to an agreement entered into in connection with the formation of Equistar. Under this agreement, Millennium Petrochemicals is required to purchase 100% of its ethylene requirements for its LaPorte, Texas facility from Equistar. The contract expires December 1, 2002 and, thereafter, renews annually. Either party may terminate on one year's notice. The pricing terms of this agreement are similar to the pricing terms of the ethylene sales agreements with Lyondell and Occidental Chemical.

Under an agreement entered into in connection with the formation of Equistar, Equistar is required to purchase 100% of its vinyl acetate monomer ("VAM") raw material requirements at market-related prices from Millennium Petrochemicals for its LaPorte, Texas, Clinton, Iowa and Morris, Illinois plants for the production of ethylene vinyl acetate products at those locations. The contract expires December 31, 2002 and, thereafter, renews annually.

Product Transactions with Oxy Vinyls, LP--Occidental Chemical owns 76% of Oxy Vinyls, LP ("Oxy Vinyls"), a joint venture partnership. Equistar sells ethylene to Oxy Vinyls for Oxy Vinyls' LaPorte, Texas facility at market-related prices pursuant to an agreement which expires on December 31, 2003.

                             EQUISTAR CHEMICALS, LP

Related party transactions are summarized as follows:

                                                                For the year ended December 31,
                                                           ----------------------------------------
Millions of dollars                                            2001           2000         1999
-------------------                                        -------------  ------------  -----------
Equistar billed related parties for:
-----------------------------------
  Sales of products and processing services:
     Lyondell                                              $   405         $   572     $   246
     Occidental Chemical                                       441             558         435
     LCR                                                       377             438         260
     Millennium Petrochemicals                                  55              90          54
     Oxy Vinyls                                                 48              67          93

  Shared services and shared site agreements:
     LCR                                                         3               2           3
     LMC                                                         6               6           6
     Millennium Petrochemicals                                  17              24          21
     Lyondell                                                   --              --           8

  Gas purchased for LMC                                         86              85          46

Related parties billed Equistar for:
-----------------------------------
  Purchases of products:
     LCR                                                   $   203         $   264     $   190
     LMC                                                       151             165          95
     Millennium Petrochemicals                                  15              16          12
     Lyondell                                                    4               2           6
     Occidental Chemical                                         1               2           2

  Shared services and transition agreements:
     Lyondell                                                  147             133           9
     Millennium Petrochemicals                                  19              22          24
     LCR                                                         2              --          --
     Occidental Chemical                                        --              --           2


6.  PURCHASE AND SALE OF BUSINESSES

Effective June 1, 2001, Equistar expanded its wire and cable business through the acquisition of the low- and medium-voltage power cable materials business of AT Plastics, Inc. Equistar accounted for the acquisition as a purchase, allocating the $7 million purchase price to property, plant and equipment and inventory.

Effective April 30, 1999, Equistar completed the sale of its concentrates and compounds business. The transaction included two manufacturing facilities, located in Heath, Ohio and Crockett, Texas, and related inventories. Equistar's proceeds from the sale were approximately $75 million.

7.  ACCOUNTS RECEIVABLE

Equistar sells its products primarily to other chemical manufacturers in the petrochemicals and polymers industries. Equistar performs ongoing credit evaluations of its customers' financial condition and, in certain circumstances, requires letters of credit from them. The Partnership's allowance for doubtful accounts, which is reflected in the accompanying Consolidated Balance Sheets as a reduction of accounts receivable, totaled $14 million and $9 million at December 31, 2001 and 2000, respectively.

                             EQUISTAR CHEMICALS, LP

Certain of Equistar's railcar operating leases contain financial and other covenants that are substantially the same as those contained in the credit facility discussed in Note 11 above. A breach of these covenants would permit the early termination of those leases. As a result of the continued poor current business environment, Equistar is seeking an amendment to these railcar leases. Such amendments will require the payment of additional fees. Equistar anticipates that the amendments will become effective prior to March 31, 2002.

In addition, the credit rating downgrade in 2002 permits the early termination of one of Equistar's railcar leases by the lessor, which would accelerate the payment of $126 million of minimum lease payments. Equistar has reached an agreement in principal with the lessor to renegotiate the lease.

At December 31, 2001, future minimum lease payments and residual value guarantees relating to noncancelable operating leases with lease terms in excess of one year were as follows:

                                                 Minimum            Residual
                                                  Lease              Value
                                                 Payments          Guarantees
                                               ------------      --------------
Millions of dollars
-------------------
2002                                             $  95              $  39
2003                                                78                - -
2004                                                67                186
2005                                                43                - -
2006                                                35                - -
Thereafter                                         287                - -
                                               ---------------   --------------
    Total minimum lease payments                 $ 605              $ 225
                                               ===============   ==============

Operating lease net rental expense was $110 million, $115 million and $112 million for the years ending December 31, 2001, 2000 and 1999, respectively.

13.  FINANCIAL INSTRUMENTS AND DERIVATIVES

Equistar enters into over-the-counter derivatives, primarily price swap contracts, related to crude oil with Occidental Energy Marketing, Inc., a subsidiary of Occidental Chemical, to help manage its exposure to commodity price risk with respect to crude oil-related raw material purchases. At December 31, 2000, price swap contracts covering 5.1 million barrels of crude oil were outstanding. The carrying value and fair market value of these derivative instruments at December 31, 2000 represented a liability of $13 million, which was based on quoted market prices. The resulting loss from these hedges of anticipated raw material purchases was deferred on the consolidated balance sheet. On January 1, 2001, in accordance with the transition provisions of SFAS No. 133, Equistar reclassified the deferred loss of $13 million to accumulated other comprehensive income as a transition adjustment, representing the cumulative effect of a change in accounting principle. The transition adjustment was reclassified to the Consolidated Statement of Income during the period January through July 2001 as the related raw material purchases occurred.

During 2001, Equistar entered into additional price swap contracts covering 7.2 million barrels of crude oil and primarily maturing from July 2001 through December 2001. In the third quarter 2001, outstanding price swap contracts, covering 4.1 million barrels of crude oil and primarily maturing from October 2001 through December 2001, were effectively terminated. The termination resulted in realization of a gain of nearly $9 million, which was recognized in the fourth quarter 2001 as the related forecasted transactions occurred. There were no outstanding price swap contracts at December 31, 2001.

                             EQUISTAR CHEMICALS, LP

The following table summarizes activity included in accumulated other comprehensive income ("AOCI") related to the fair value of derivative instruments for the year ended December 31, 2001:

Millions of dollars                                                    2001
-------------------                                                 ------------
Gain (loss):
  Balance at beginning of period                                      $ --
                                                                    ------------
  January 1, 2001 transition adjustment -
      reclassification of December 31, 2000 deferred loss              (13)
  Net gains on derivative instruments                                   35
  Reclassification of gains on
      derivative instruments to earnings                               (22)
                                                                    ------------
Net change included in AOCI for the period                              --
                                                                    ------------
  Net gain on derivative instruments
      included in AOCI at December 31, 2001                           $ --
                                                                    ============

The fair value of all nonderivative financial instruments included in current assets and current liabilities, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximated their carrying value due to their short maturity. Based on the borrowing rates currently available to Equistar for debt with terms and average maturities similar to Equistar's debt portfolio, the fair value of Equistar's long-term debt, including amounts due within one year, was approximately $2.3 billion and $2.1 billion at December 31, 2001 and 2000, respectively.

Equistar is exposed to credit risk related to its financial instruments in the event of nonperformance by the counterparties. Equistar does not generally require collateral or other security to support these financial instruments. The counterparties to these transactions are major institutions deemed creditworthy by Equistar. Equistar does not anticipate nonperformance by the counterparties.

Equistar accounts for certain investments as "available-for-sale" securities in accordance with the provisions of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Accordingly, changes in the fair value of the investments are recognized in the balance sheet and the unrealized holding gains and losses are recognized in other comprehensive income.

14.  PENSION AND OTHER POSTRETIREMENT BENEFITS

All full-time regular employees of the Partnership are covered by defined benefit pension plans sponsored by Equistar. In connection with the formation of Equistar, no pension assets or obligations were contributed to Equistar, with the exception of union represented plans contributed by Occidental.

Retirement benefits are based upon years of service and the employee's highest three consecutive years of compensation during the last ten years of service. Equistar accrues pension costs based upon an actuarial valuation and funds the plans through periodic contributions to pension trust funds. Equistar also has unfunded supplemental nonqualified retirement plans, which provide pension benefits for certain employees in excess of the tax qualified plans' limits. In addition, Equistar sponsors unfunded postretirement benefit plans other than pensions, which provide medical and life insurance benefits. The postretirement medical plans are contributory while the life insurance plans are noncontributory.

     Equistar and Occidental Chemical entered into a toll processing agreement dated effective as of May 15, 1998, whereby Equistar retained the services of Occidental Chemical's facilities in Ashtabula, Ohio, for the processing of Glycol Ether(TM) into Glycol Ether(TM) Borate Ester material for brake or clutch fluid. During 2001, Equistar paid Occidental Chemical $193,000 under the agreement. Equistar terminated the agreement effective as of December 31, 2001. The processing is now provided by an unrelated third party.

OCCIDENTAL ETHYLENE SALES AGREEMENT

     Equistar and Occidental Chemical entered into an ethylene sales agreement dated effective May 15, 1998. Under the terms of this agreement, Occidental Chemical and its affiliates have agreed to purchase an amount of ethylene from Equistar equal to 100% of the ethylene raw material requirements of Occidental Chemical's U.S. plants. The ethylene raw material is exclusively for internal use in production at these plants less any quantities up to 250 million pounds per year tolled according to the provisions of the agreement. Upon three years' notice from either party to the other, the ethylene sales agreement may be "phased down" over a period not less than five years. No phase down may commence before January 1, 2009. The annual minimum requirements set forth in the agreement must be phased down over at least a five-year period so that the annual required minimum cannot decline to zero prior to December 31, 2013, unless specified force majeure events occur. The ethylene sales agreement provides for sales of ethylene at market-related prices. During 2001, Equistar received aggregate payments from Occidental Chemical and its affiliates of $441 million under the ethylene sales agreement.

     In addition to ethylene, Equistar sells methanol, ethers and glycols to Occidental Chemical. Equistar also enters into over-the-counter derivatives, primarily price swap contracts, related to crude oil with Occidental Energy Marketing, Inc., a subsidiary of Occidental Chemical, to help manage its exposure to commodity price risk with respect to crude oil-related raw material purchases. Equistar also purchases various products from Occidental Chemical at market-related prices.

ETHYLENE SALES AGREEMENT WITH MILLENNIUM PETROCHEMICALS

     Equistar sells ethylene to Millennium Petrochemicals at market-related prices under an agreement entered into in connection with the formation of Equistar. Under this agreement, Millennium Petrochemicals is required to purchase 100% of its ethylene requirements for its La Porte, Texas facility from Equistar. The initial term of the contract expired December 1, 2000. The contract automatically renews annually. Either party may terminate on one year's notice. Neither party has provided notice of termination of the agreement. The pricing terms under this agreement between Equistar and Millennium Petrochemicals are similar to the pricing terms under the ethylene sales agreement between Equistar and Occidental Chemical. Millennium Petrochemicals paid $55 million to Equistar for ethylene during 2001.

PRODUCT SALES AGREEMENTS WITH LYONDELL

     Lyondell has purchased benzene, ethylene, propylene and other products at market-related prices from Equistar since Lyondell's acquisition of ARCO Chemical Company in July 1998. Currently, Equistar sells ethylene, propylene and benzene to Lyondell at market-related prices pursuant to agreements dated effective as of October 1998, August 1999 and January 1999, respectively. Under the agreements, Lyondell is required to purchase 100% of its benzene, ethylene and propylene requirements for its Channelview and Bayport, Texas facilities, with the exception of quantities of one product that Lyondell is obligated to purchase under a supply agreement with an unrelated third party entered into prior to 1999 and expiring in 2015. The initial term of each of those agreements between Equistar and Lyondell expires on December 31, 2013 in the case of the ethylene sales agreement, and December 31, 2014 in the case of the propylene and benzene sales agreements. After the initial term, each of the agreements automatically renews for successive one-year periods and either party may terminate any of the agreements on notice of one year. The pricing terms under the agreements between Equistar and Lyondell are similar to the pricing terms under the ethylene sales agreement between Equistar and Occidental Chemical. In addition, a wholly owned subsidiary of Lyondell licenses MTBE technology to Equistar. Lyondell also purchases a significant portion of the MTBE produced by Equistar at one of its two Channelview units at market-related prices. Product sales to Lyondell in 2001 were $405 million.

PRODUCT TRANSACTIONS WITH OXY VINYLS, LP

     Occidental Chemical owns 76% of Oxy Vinyls, LP ("Oxy Vinyls"), a joint venture partnership it formed with The Geon Company, now known as PolyOne Corporation, as co-owner. Equistar sells ethylene to Oxy Vinyls for Oxy Vinyls' LaPorte, Texas facility at market-related prices pursuant to an agreement, which expires on December 31, 2003. Equistar made ethylene sales to Oxy Vinyls totaling $48 million in 2001.

AGREEMENT REGARDING SERVICES OF EQUISTAR'S CHIEF EXECUTIVE OFFICER

     Dan F. Smith serves as the Chief Executive Officer of both Lyondell and Equistar and is a director of Lyondell. Mr. Smith receives no compensation from Equistar. Under an agreement between Equistar and Lyondell, Equistar paid $989,668 to Lyondell as compensation for the services rendered by Mr. Smith as part of the shared services provided by Lyondell during 2001. See "Item
11. Executive Compensation."

INDEMNITY AGREEMENT WITH OCCIDENTAL CHEMICAL

     Equistar and Occidental Chemical have entered into an indemnity agreement pursuant to which Occidental Chemical may be required to contribute to Equistar an amount equal to up to the lesser of approximately $420 million or the principal amount of the notes due 2009 then outstanding, together with interest. Occidental Chemical is only required to pay this amount to Equistar if the holders of the notes due 2009 have not been able to obtain payment after the holders of the notes due 2009 have pursued and exhausted all their remedies to compel payment by Equistar and Equistar Funding, including the liquidation of assets. The indemnity expressly does not create any right in the holders of the notes due 2009 or any person other than Occidental Chemical, Equistar and the partners in Equistar. The indemnity may be amended or terminated at any time by the agreement of the partners in Equistar without the consent of the holders of the notes due 2009.

     In addition, at any time after June 14, 2005, Occidental Chemical may, without the consent of the other partners in Equistar, elect to terminate the indemnity if all of the following conditions exist:

     . Equistar's ratio of total indebtedness to total capitalization is, as of the most recently completed fiscal quarter, lower than the same ratio as of December 31, 1998;

     . Equistar's ratio of earnings before interest, taxes, depreciation and amortization to net interest for the most recent 12-month period is at least 105% of the same ratio for the 12-month period ending December 31, 1998;

     . Equistar is not then in default in the payment of principal of, or interest on, any indebtedness for borrowed money in excess of $15 million; and

     . Equistar is not then in default in respect of any covenants, other than those relating to payment of principal and/or interest, relating to any indebtedness for borrowed money, if the effect of a default shall be to accelerate, or to permit the holder or obligee of such indebtedness, or any trustee on behalf of a holder or obligee, to accelerate, with or without the giving of notice or lapse of time or both, the indebtedness in an aggregate amount in excess of $50 million.

     Finally, without the consent of the other partners in Equistar, if Occidental GP, Occidental LP1 and Occidental LP2 sell all of their respective interests in Equistar, or if Occidental Chemical Holding Corporation sells all of its interests in Occidental GP, Occidental LP1 and Occidental LP2, in each case to an unaffiliated third part at any time, Occidental Chemical may elect to terminate its indemnity, if, at the time of the sale or termination, Equistar has an investment grade credit rating or the fair market value of Equistar's assets is at least 140% of the gross amount of its liabilities.

     Occidental Chemical may assign its rights or obligations under the indemnity to Occidental at any time without the consent of Equistar. Following such an assignment, Occidental Chemical may terminate the indemnity at any time if Equistar ceases to be an affiliate of Occidental.